EXHIBIT 4.6






                          Registration Rights Agreement

                                      among

                               FOSTER WHEELER LTD.

                               FOSTER WHEELER LLC

                                       and

                              Lehman Brothers Inc.
                         Banc of America Securities LLC
                          First Union Securities, Inc.



                            DATED AS OF MAY 31, 2001


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          REGISTRATION RIGHTS AGREEMENT,  dated as of May 31, 2001, among Foster
Wheeler Ltd., a company organized under the laws of Bermuda ("FW Ltd.") and Foster Wheeler LLC, a Delaware Limited Liability Company ("FW LLC" and together with FW Ltd., the "FW Parties") and Lehman Brothers Inc., Banc of America Securities LLC and First Union Securities, Inc. (collectively, the "Initial Purchasers").

          Pursuant to the Purchase Agreement, dated May 24, 2001, among Lehman Brothers Inc. for themselves and the other Initial Purchasers (the "Purchase Agreement"), the Initial Purchasers have agreed to purchase from the FW Ltd. up to $200,000,000 ($240,000,000 if the Initial Purchasers exercise the option pursuant to Section 2(b) of the Purchase Agreement to purchase additional securities in full) in aggregate principal amount of FW Ltd.'s 6.50% Convertible Subordinated Notes due 2007 (the "Notes"). The Notes will be convertible into fully paid, nonassessable common shares (the "Common Shares") of FW Ltd., on the terms, and subject to the conditions, set forth in the Indenture (as defined herein). To induce the Initial Purchasers to purchase the Notes, the FW Parties have agreed to provide the registration rights set forth in this Agreement.

          The parties hereby agree as follows:

          1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:


          Advice: As defined in Section 4(c)(ii) hereof.

          Additional Amounts: As defined in Section 3(a) hereof.

          Affiliate:  As such term is defined  in Rule 405 under the  Securities
     Act.

          Agreement: This Registration Rights Agreement.

          Blue Sky Application: As defined in Section 6(a) hereof.

          Broker-Dealer: Any broker or dealer registered under the Exchange Act.

          Business Day: A day other than a Saturday or Sunday or any federal holiday in the United States.

          Commission: Securities and Exchange Commission.

          Common Shares: As defined in the preamble hereto.

          Damages Payment Date: Each Interest Payment Date. For purposes of this Agreement, if no Notes are outstanding, "Damages Payment Date" shall mean each date that would otherwise be an Interest Payment Date.

          Effectiveness Period: As defined in Section 2(a)(iii) hereof.

          Effectiveness Target Date: As defined in Section 2(a)(ii) hereof.





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          Exchange Act: Securities Exchange Act of 1934, as amended.

          Holder: A Person who owns, beneficially or otherwise, Transfer Restricted Securities.

          Indemnified Holder: As defined in Section 6(a) hereof.

          Indenture: The Indenture, dated as of May 29, 2001, among the FW Parties and BNY Midwest Trust Company, as trustee (the "Trustee"), pursuant to which the Notes are to be issued, as such Indenture is amended, modified or supplemented from time to time in accordance with the terms thereof.

          Initial Purchasers: As defined in the preamble hereto.

          Interest Payment Date: As defined in the Indenture.

          Majority of Holders: Holders holding more than 50% in aggregate principal amount of the Notes outstanding at the time of determination of the Majority of Holders; provided, however, that, for purposes of this definition, a holder of Common Shares which constitutes Transfer Restricted Securities that were previously issued upon conversion of Notes shall be deemed to hold an aggregate principal amount of Notes (in addition to the principal amount of Notes held by such holder) equal to the product of (x) the number of such shares of Common Shares held by such holder and (y) the prevailing conversion price, such prevailing conversion price as adjusted in accordance with Section 12.4 of the Indenture.

          NASD: National Association of Securities Dealers, Inc.

          Notes: As defined in the preamble hereto.

          Person:  An  individual,  partnership,   corporation,   unincorporated
     organization,   limited  liability  company,  trust,  joint  venture  or  a government or agency or political subdivision thereof.

          Prospectus: The prospectus included in a Shelf Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

          Questionnaire Deadline: As defined in Section 2(b) hereof.

          Record Holder: With respect to any Damages Payment Date, each Person who is a Holder on the record date with respect to the Interest Payment Date on which such Damages Payment Date shall occur.

          Registration Default: As defined in Section 3(a) hereof.


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

          Sale Notice: As defined in Section 4(e) hereof.

          Securities Act: Securities Act of 1933, as amended.

          Shelf Filing Deadline: As defined in Section 2(a)(i) hereof.

          Shelf Registration Statement: As defined in Section 2(a)(i) hereof.

          Suspension Period. As defined in Section 4(b)(i) hereof.

          TIA: Trust Indenture Act of 1939, as in effect on the date the Indenture is qualified under the TIA.

          Transfer Restricted Securities: Each Note and each share of Common Shares issued upon conversion of Notes until the earliest to occur of:

               (i) the date on which such Note or such Common Shares issued upon conversion has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement;

               (ii) the date on which such Note or such Common Shares issued upon conversion (A) has been transferred in compliance with Rule 144 under the Securities Act or (B) may be sold or transferred pursuant to Rule 144 under the Securities Act without regard to the volume limitations thereof (or any other similar provision then in force); and

               (iii) the date on which such Note or such Common Shares issued upon conversion ceases to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise).

          Underwritten Registration or Underwritten Offering: A registration in which the Notes or the Common Shares received upon conversion of the Notes are sold to an underwriter for reoffering to the public; provided, however, that such registration or offering shall be made no more than two times under this Agreement and shall be for an offering of at least $40,000,000.

          2. Shelf Registration.

          (a) The FW Parties shall:

               (i) not later than 90 days after the earliest date of original issuance of any of the Notes (the "Shelf Filing Deadline"), cause a registration statement to be filed pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement"), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities held by Holders that have provided the information required pursuant to the terms of Section 2(b) hereof;


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

               (ii) use their reasonable efforts to cause the Shelf Registration Statement to be declared effective by the Commission as promptly as is practicable but in no event later than 180 days after the earliest date of original issuance of any of the Notes (the "Effectiveness Target Date"); and

               (iii) use their reasonable efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 4(b) hereof to the extent necessary to ensure that: (A) it is available for resales by the Holders of Transfer Restricted Securities entitled to the benefit of this Agreement and (B) it conforms with the requirements of this Agreement and the Securities Act and the rules and regulations of the Commission promulgated thereunder as announced from time to time, for a period (the "Effectiveness Period") until the earliest of:

                    (1) two years  following the last date of original  issuance of any of the Notes; or

                    (2) the date when the  Holders  of the Notes and the  common shares issuable upon conversion of the Notes are able to sell all such securities immediately without restriction pursuant to the volume limitation provisions of Rule 144 under the Securities Act; or

                    (3) the date when all of the Notes and  Common  Shares  into which the Notes are convertible that are owned by the Holders who complete and deliver in a timely manner the selling securityholder election and questionnaire attached hereto as Exhibit A are --------- registered under the Shelf Registration Statement and sold in accordance with it.

          (b) Not less than 30 calendar days prior to the effectiveness of the Shelf Registration Statement, the FW Parties shall mail the form of questionnaire attached hereto as Exhibit A to each Holder, and no Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in the Shelf Registration Statement pursuant to this Agreement unless such Holder furnishes to the FW Parties in writing, prior to or on the 20th calendar day after receipt of a request therefor (the "Questionnaire Deadline"), such information as the FW Parties may reasonably request for use in connection with the Shelf Registration Statement or Prospectus or preliminary Prospectus included therein and in any application to be filed with or under state securities laws. In connection with all such requests for information from Holders of Transfer Restricted Securities, the FW Parties shall notify such Holders of the requirements set forth in the preceding sentence. No Holder of Transfer Restricted Securities shall be entitled to Additional Amounts pursuant to Section 3 hereof unless such Holder shall have provided all such reasonably requested information prior to or on the Questionnaire Deadline. Each Holder as to which the Shelf Registration Statement is being effected agrees to furnish promptly to the FW Parties all information required to be disclosed in order to make information previously furnished to the FW Parties by such Holder not materially misleading.


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

          3. Additional Amounts.

          (a) If:

               (i) the Shelf Registration Statement is not filed with the Commission prior to or on the Shelf Filing Deadline;

               (ii) the Shelf Registration Statement has not been declared effective by the Commission prior to or on the Effectiveness Target Date;

               (iii) subject to the provisions of Section 4(b)(i) hereof, the Shelf Registration Statement is filed and declared effective but, during the Effectiveness Period, shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within ten Business Days by a post-effective amendment to the Shelf Registration Statement or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that cures such failure and, in the case of a post-effective amendment, is itself immediately declared effective; or

               (iv) prior to or on the 45th or 60th day, as the case may be, of any Suspension Period, such suspension has not been terminated,

(each such event referred to in foregoing clauses (i) through (iv), a "Registration Default"), the FW Parties hereby jointly and severally agree to pay the following additional amounts ("Additional Amounts") with respect to the Transfer Restricted Securities for which the Holders thereof have provided the information under the terms of Section 2(b) hereof, from and including the day following the Registration Default up to but excluding the day on which the Registration Default has been cured:

                    (A) in respect of the Notes,  to each  holder of Notes,  (x)
               with respect to the first 60-day period during which a Registration Default shall have occurred and be continuing, in an amount per year equal to an additional 0.25% of the principal amount of the Notes, and (y) with respect to the period commencing on the 61st day following the day the Registration Default shall have occurred and be continuing, in an amount per year equal to an additional 0.50% of the principal amount of the Notes; provided that in no event shall Additional Amounts accrue at a rate per year exceeding 0.50% of the principal amount of the Notes; and

                    (B) in respect of any Common Shares  issued upon  conversion of Notes, to each holder of such Common Shares, (x) with respect to the first 60-day period in which a Registration Default shall have occurred and be continuing, in an amount per year equal to 0.25% of the principal amount of the Notes converted into such Common Shares, and (y) with respect to the period commencing the 61st day following the day the Registration Default shall have occurred and be continuing, in an amount per year equal


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

               to 0.50% of the principal amount of the Notes converted into such Common Shares; provided, however, that in no event shall Additional Amounts accrue at a rate per year exceeding 0.50% of the principal amount of the Notes converted into such Common Shares.

          (b) All accrued Additional Amounts shall be paid in arrears to Record Holders by the FW Parties on each Damages Payment Date in the same manner as interest is payable pursuant to the Notes. Following the cure of all Registration Defaults relating to any particular Note or Common Shares issued upon conversion of Notes, the accrual of Additional Amounts with respect to such Note or such Common Shares shall cease.

          All obligations of the FW Parties set forth in this Section 3 with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Transfer Restricted Security shall have been satisfied in full.

          The Additional Amounts set forth above shall be the exclusive remedy available to the Holders of Transfer Restricted Securities for Registration Defaults.

          4. Registration Procedures.

          (a) In  connection  with  the  Shelf  Registration  Statement,  the FW
Parties shall comply with all the provisions of Section 4(b) hereof and shall use their reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold thereunder, and pursuant thereto, shall as expeditiously as practicable prepare and file with the Commission a Shelf Registration Statement relating to the registration on any appropriate form under the Securities Act.

          (b) In connection with the Shelf Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities, the FW Parties shall:

               (i) Subject to any notice by the FW Parties in accordance with this Section 4(b) of the existence of any fact or event of the kind described in Section 4(b)(iii)(C), use their reasonable efforts to keep the Shelf Registration Statement continuously effective during the Effectiveness Period; upon the occurrence of any event that would cause the Shelf Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not be effective and usable for the resale of Transfer Restricted Securities during the Effectiveness Period, the FW Parties shall file promptly an appropriate amendment to the Shelf Registration Statement or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use their reasonable efforts to cause such amendment to be declared effective and the Shelf Registration
          Statement and the related Prospectus to become usable for their intended purposes as soon as practicable thereafter.


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          Notwithstanding  the  foregoing,   the  FW  Parties  may  suspend  the
          effectiveness of the Shelf Registration Statement by written notice to the Holders for a period not to exceed an aggregate of 45 days in any 90-day period (each such period, a "Suspension Period") if:

                    (x) an event occurs and is  continuing  as a result of which the Shelf Registration Statement would, in the FW Parties' reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

                    (y) the FW Parties reasonably  determine that the disclosure of such event at such time would have a material adverse effect on the business of FW Ltd. (and its subsidiaries, taken as a whole);

          provided, however, that in the event the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede the FW Parties' ability to consummate such transaction, the FW Parties may extend a Suspension Period from 45 days to 60 days; provided, however, that Suspension Periods shall not exceed an aggregate of 120 days in any 360-day period.

               (ii) Except during a Suspension Period, (A) use their reasonable efforts to prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective during the Effectiveness Period; (B) cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and (C) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in the Shelf Registration Statement or supplement to the Prospectus.

               (iii) Advise the underwriter(s), if any, and selling Holders promptly (but in any event within five Business Days) and, if requested by such Persons, to confirm such advice in writing:

                    (A) when the  Prospectus  or any  Prospectus  supplement  or post-effective amendment has been filed, and, with respect to the Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective,

                    (B) of the  issuance  by the  Commission  of any stop  order suspending the effectiveness of the Shelf Registration Statement under the


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               Securities  Act or of the  suspension  by  any  state  securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, or

                    (C) except during a Suspension  Period,  of the existence of any fact or the happening of any event, during the Effectiveness Period, that makes any statement of a material fact made in the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Shelf Registration Statement or the Prospectus in order to make the statements therein not misleading.

               (iv) If at any time the Commission shall issue any stop order suspending the effectiveness of the Shelf Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, use their reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

               (v) Furnish to each of the selling Holders upon request by such selling Holders and to each of the underwriter(s), if any, before filing with the Commission, a copy of the Shelf Registration Statement and copies of any Prospectus included therein or any amendments or supplements to the Shelf Registration Statement or Prospectus (other than documents incorporated by reference after the initial filing of the Shelf Registration Statement), which documents will be subject to the review of such Holders and underwriter(s), if any, for a period of at least three Business Days after the receipt thereof, and the FW Parties will not file the Shelf Registration Statement or Prospectus or any amendment or supplement to the Shelf Registration Statement or Prospectus (other than documents incorporated by reference) to which a selling Holder of Transfer Restricted Securities covered by the Shelf Registration Statement or the underwriter(s), if any, shall reasonably object within three Business Days after the receipt thereof. The objection of a selling Holder or underwriter, if any, shall be deemed to be reasonable if the Shelf Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading.

               (vi) If reasonably requested by any selling Holders or the underwriter(s), if any, within ten business days incorporate in the Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may from time to time reasonably request to have included therein, including, without limitation: (A) information concerning such Holder and the
          underwriter(s),   if  any,  and  the


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          distribution of the Transfer Restricted  Securities of such Holders or underwriters(s), if any; (B) information relating to the "Plan of Distribution" of the Transfer Restricted Securities; (C) information with respect to the principal amount of Notes or number of shares Common Shares being sold to such underwriter(s); (D) the purchase price being paid therefor; and (E) any other terms of the offering of the Transfer Restricted Securities to be sold in such offering, and
          make  all  required   filings  of  such   Prospectus   supplement   or
          post-effective amendment as soon as reasonably practicable after the FW Parties are notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

               (vii) Furnish to each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto (and as such Person may request any documents incorporated by reference therein or exhibits thereto (or exhibits incorporated in such exhibits by reference)).

               (viii)   Deliver  to  each   selling   Holder  and  each  of  the
          underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; subject to any notice by the FW Parties in accordance with this Section 4(b) of the existence of any fact or event of the kind described in Section 4(b)(iii)(C), the FW Parties hereby consent to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto.

               (ix) If an underwriting agreement is entered into and the registration is an Underwritten Registration, the FW Parties shall:

                    (A) upon  request,  furnish to each selling  Holder and each underwriter, if any, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of closing of any sale of Transfer Restricted Securities in an Underwritten Registration:

                         (1) a  certificate,  dated  the  date of such  closing,
                    signed by a Chief Executive Officer and the Chief Financial Officer of FW Ltd. confirming, as of the date thereof, the matters set forth in Section 8(j) of the Purchase Agreement;

                         (2) opinions,  each dated the date of such closing,  of
                    counsel to the FW Parties covering such of the matters as are customarily covered in legal opinions to underwriters in connection with primary underwritten offerings of securities;


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                         (3) customary  comfort letters,  dated the date of such
                    closing, from the independent accountants of FW Ltd. (and from any other accountants whose report is contained or
                    incorporated   by  reference   in  the  Shelf   Registration
                    Statement),  in the customary  form and covering  matters of
                    the  type   customarily   covered  in  comfort   letters  to
                    underwriters   in  connection   with  primary   underwritten
                    offerings of securities; and

                         (4) a  certificate  of the Chief  Financial  Officer of
                    Foster Wheeler Corporation, in form and substance satisfactory to such selling Holder containing statements and information of the type satisfactory to such selling with respect to "backlog" numbers in the Prospectus.

                    (B) set forth in full in the underwriting agreement, if any, indemnification provisions and procedures which provide rights no less protective than those set forth in Section 6 hereof with respect to all parties to be indemnified; and

                    (C) deliver such other documents and  certificates as may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the selling Holders pursuant to this clause (x).

               (x) Before any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that the FW Parties shall not be required (A) to register or qualify as a foreign corporation or a dealer of securities where they are not now so qualified or to take any action that would subject them to the service of process in any jurisdiction where they are not now so subject or (B) to subject themselves to taxation in any such jurisdiction if they are not now so subject.

               (xi) Cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends (unless required by applicable securities laws) and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two Business Days before any sale of Transfer Restricted Securities made by such underwriter(s).

               (xii) Use their reasonable efforts to cause the Transfer Restricted Securities covered by the Shelf Registration Statement to be registered with or approved by such other U.S. governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities.

               (xiii) Subject to Section 4(b)(i) hereof, if any fact or event contemplated by Section 4(b)(iii)(C) hereof shall exist or have occurred, use their reasonable efforts to prepare a supplement or post-effective amendment to the Shelf Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

               (xiv) Provide CUSIP numbers for all Transfer Restricted Securities not later than the effective date of the Shelf Registration Statement and provide the Trustee under the Indenture with certificates for the Notes that are in a form eligible for deposit with The Depository Trust Company.

               (xv) Cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter that is required to be retained in accordance with the rules and regulations of the NASD.

               (xvi) Otherwise use their reasonable efforts to comply with all applicable rules and regulations of the Commission and all reporting requirements under the rules and regulations of the Exchange Act.

               (xvii) Cause the Indenture to be qualified under the TIA not later than the effective date of the Shelf Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the holders of Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA, and execute and use their reasonable efforts to cause the Trustee thereunder to execute all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

               (xviii) Cause all Common Shares issuable upon the conversion of the Transfer Restricted Securities covered by the Shelf Registration Statement to be listed or quoted, as the case may be, on each securities exchange or automated quotation system on which similar securities issued by any of the FW Parties are then listed or quoted.

               (xix) Provide promptly to each Holder upon written request each document filed with the Commission pursuant to the requirements of
          Section 13 and Section 15 of the Exchange Act after the effective date of the Shelf Registration Statement.

               (xx) In connection with an Underwritten Offering, if reasonably requested by the underwriters, make appropriate officers of the FW Parties reasonably available to the underwriters for meetings with prospective purchasers of the Transfer Restricted Securities and prepare and present to potential investors customary "road show" material in a manner consistent with other new issuances of other securities similar to the Transfer Restricted Securities.

          (c) Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the FW Parties of the existence of any fact of the kind described in Section 4(b)(iii)(C) hereof, such Holder will, and will use its reasonable efforts to cause any underwriter(s) in an Underwritten Offering to, (A) hold any such notice in confidence and (B) forthwith discontinue disposition of Transfer Restricted Securities pursuant to the Shelf Registration Statement until:

               (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 4(b)(xiii) hereof; or

               (ii) such Holder is advised in writing (the "Advice") by the FW Parties that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.

If so directed by the FW Parties, each Holder will deliver to the FW Parties (at the FW Parties' expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice of suspension.

          (d) Each Holder who intends to be named as a selling Holder in the Shelf Registration Statement shall furnish to the FW Parties in writing, within 20 Business Days after receipt of a request therefor as set forth in a questionnaire, such information regarding such Holder and the proposed distribution by such Holder of its Transfer Restricted Securities as the FW Parties may reasonably request for use in connection with the Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. (The form of the questionnaire is attached hereto as Exhibit A.) Holders that do not complete the questionnaire and deliver it to the FW Parties shall not be named as selling securityholders in the Prospectus or preliminary Prospectus included in the Shelf Registration Statement and therefore shall not be permitted to sell any Transfer Restricted Securities pursuant to the Shelf Registration Statement. Each Holder who intends to be named as a selling Holder in the Shelf Registration Statement shall promptly furnish to the FW Parties in writing such other information as the FW Parties may from time to time reasonably request in writing.

          (e) Upon the effectiveness of the Shelf Registration Statement, each Holder shall notify the FW Parties at least three Business Days prior to any intended distribution of Transfer Restricted Securities pursuant to the Shelf Registration Statement (a "Sale Notice"), which notice shall be effective for five Business Days. Each Holder of this Security, by accepting the same, agrees to hold any communication by the FW Parties in response to a Sale Notice in confidence.

          5. Registration Expenses.

          (a) All expenses incident to the FW Parties' performance of or compliance with this Agreement shall be borne by the FW Parties regardless of whether a Shelf Registration Statement becomes effective, including, without limitation:

               (i) all registration and filing fees and expenses (including filings made by any Initial Purchasers or Holders with the NASD);

               (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws;

               (iii) all expenses of printing (including printing of Prospectuses and certificates for Common Shares to be issued upon conversion of the Notes), messenger and delivery services and telephone;

               (iv) all fees and disbursements of counsel to the FW Parties and;

               (v) all application and filing fees in connection with listing (or authorizing for quotation) the Common Shares on a national securities exchange or automated quotation system pursuant to the requirements hereof; and

               (vi) all fees and disbursements of independent certified public accountants of the FW Parties (including the expenses of any special audit and comfort letters required by or incident to such performance).

          (b) The FW Parties shall bear their internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal, accounting or other duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the FW Parties. Nothing herein shall mean that the FW Parties are responsible for the payment of any fees or commissions of the underwriters or underwriters' counsel in connection with an Underwritten Offering.

          6. Indemnification and Contribution.

          (a) The FW Parties shall, jointly and severally, indemnify and hold harmless each Holder, such Holder's officers and employees and each person, if any, who controls such Holder within the meaning of the Securities Act (each, an "Indemnified Holder"), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to resales of the Transfer Restricted

Securities), to which such Indemnified Holder may become subject, insofar as any such loss, claim, damage, liability or action arises out of, or is based upon:

               (i) any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or Prospectus or any amendment or supplement thereto; or

               (ii) the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall reimburse each Indemnified Holder promptly upon demand for any legal or other expenses reasonably incurred by such Indemnified Holder in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the FW Parties shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement or Prospectus or amendment or supplement thereto in reliance upon and in conformity with written information furnished to the FW Parties by or on behalf of any Holder (or its related Indemnified Holder) specifically for use therein. The foregoing indemnity agreement is in addition to any liability which the FW Parties may otherwise have to any Indemnified Holder.

          (b) Each Holder, severally and not jointly, shall indemnify and hold harmless the FW Parties and their officers, directors, managers and employees and each person, if any, who controls any of the FW Parties within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the FW Parties or any such officer, director, manager, employee or controlling person may become subject, insofar as any such loss, claim, damage or liability or action arises out of, or is based upon:

               (i) any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement or Prospectus or any amendment or supplement thereto; or

               (ii) the omission or the alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the FW Parties by or on behalf of such Holder (or its related Indemnified Holder) specifically for use therein, and shall reimburse the FW Parties and any such officer, director, manager, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the FW Parties or any such officer, director, manager, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Holder may otherwise have to the FW Parties and any such officer, director, manager, employee or controlling person.

          (c) Promptly after receipt by an indemnified party under this Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent it has been materially prejudiced by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 6. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if a Majority of Holders shall have reasonably concluded that there may be one or more legal defenses available to them and their respective officers, employees and controlling persons that are different from or additional to those available to the FW Parties and their officers, directors, managers, employees and controlling persons, the reasonable fees and expenses of a single separate counsel shall be paid by the FW Parties. No indemnifying party shall:

               (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld or delayed) settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder
          (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or

               (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (d) If the indemnification provided for in this Section 6 shall for any reason be unavailable or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b) in respect of any loss, claim, damage or liability (or action in respect thereof) referred to therein, each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability (or action in respect thereof):

               (i) in such proportion as is appropriate to reflect the relative benefits received by the FW Parties from the offering and sale of the Transfer Restricted Securities on the one hand and a Holder with respect to the sale by such Holder of the Transfer Restricted Securities on the other, or

               (ii) if the allocation provided by clause (6)(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 6(d)(i) but also the relative fault of the FW Parties on the one hand and the Holder on the other in connection with the statements or omissions or alleged statements or alleged omissions that resulted in such loss, claim, damage or liability (or action in respect thereof), as well as any other relevant equitable considerations.

The relative benefits received by the FW Parties on the one hand and a Holder on the other with respect to such offering and such sale shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under the Purchase Agreement (before deducting expenses) received by the FW Parties, on the one hand, bear to the total proceeds received by such Holder with respect to its sale or proposed sale of Transfer Restricted Securities on the other. The relative fault of the parties shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the FW Parties on the one hand or the Holders on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. Each of the FW Parties and each Holder agree that it would not be just and equitable if the amount of contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 6 shall be deemed to include, for purposes of this Section 6, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 6, no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Transfer Restricted Securities purchased by it were resold exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute as provided in this Section 6(d) are several and not joint.

          7. Rule 144A.  In the event  neither  FW Ltd.  or FW LLC is subject to
Section 13 or 15(d) of the Exchange Act, each of them hereby covenants agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

          8. Participation in Underwritten Registrations. No Holder may participate in any Underwritten Registration hereunder unless at least 20% of the Holders of the Transfer Restricted Securities outstanding at the time of the Underwritten Registration participate in such Underwritten Registration and such
Holder:

               (i) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements; and

               (ii) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

          9. Selection of Underwriters. The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by a Majority of Holders whose Transfer Restricted Securities are included in such offering; provided, however, that such investment bankers and managers must be reasonably satisfactory to the FW Parties.

          10. Miscellaneous.

          (a) Remedies. The FW Parties acknowledge and agree that any failure by the FW Parties to comply with their obligations under Section 2 hereof may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Holder may obtain such relief as may be required to specifically enforce the FW Parties' obligations under Section 2 hereof.

          (b) Adjustments Affecting Transfer Restricted Securities. The FW Parties shall not, directly or indirectly, take any action with respect to the Transfer Restricted Securities as a class that would adversely affect the ability of the Holders of Transfer Restricted Securities to include such Transfer Restricted Securities in a registration undertaken pursuant to this Agreement.

          (c) No Inconsistent Agreements. The FW Parties shall not, on or after the date of this Agreement, enter into any agreement with respect to their securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. In addition, the FW Parties shall not grant to any of their security holders (other than the holders of Transfer Restricted Securities in such capacity) the right to include any of their securities in the Shelf Registration Statement provided for in this Agreement other than the

Transfer Restricted Securities. Except as described in the Offering Memorandum dated May 24, 2001 relating to the Notes and in the Purchase Agreement, none of the FW Parties have previously entered into any agreement (which has not expired or been terminated) granting any registration rights with respect to their securities to any Person, which rights conflict with the provisions hereof.

          (d) Amendments and Waivers. This Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, unless the FW Parties have obtained the written consent of a Majority of Holders.

          (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

               (i) if to a Holder, at the address set forth on the records of the registrar under the Indenture or the transfer agent of Common Shares, as the case may be; and

               (ii) if to FW Ltd. or FW LLC:

                    1 Perryville Corporate Park
                    Clinton, New Jersey 08809-4000
                    Attn: Thomas R. O'Brien, Esq.
                    Fax: (908) 730-5300

                    with a copy to:

                    White & Case LLP
                    1155 Avenue of the Americas
                    New York, New York 10036-2787
                    Attention: Timothy Goodell, Esq.
                    Fax: 212-354-8113

          All such notices and communications shall be deemed to have been duly given at: the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

          (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that
(i) this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder and (ii) nothing contained herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any

Holder shall acquire Transfer Restricted Securities, in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.

          (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (h) Securities Held by the FW Parties or Their Affiliates. Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the FW Parties or their Affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

          (i) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (j) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

          (k) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          (l) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the FW Parties with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          (m) Submission to Jurisdiction. FW Ltd. agrees that any legal suit, action or proceeding against it arising out of or based upon this Agreement, may be instituted in any United States Federal or state court sitting in the Borough of Manhattan, The City of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. FW Ltd. hereby agrees that service in any such action arising out of or based on this Agreement which may be instituted in any United States or New York State court in the Borough of Manhattan, the City of New York, New York, may be served on it at the following address: Foster Wheeler Ltd., Perryville Corporate Park, Service Road East, 173, Clinton, New Jersey 08809-4000,
Attention: General Counsel, and expressly consents to the jurisdiction of any such court, but only in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. With respect to any such action in any United States or New York State court in the Borough of Manhattan, The City of New York, New York, service of process on FW Ltd. at the address set forth above and written notice of such service to FW Ltd. shall be deemed, in every respect, effective service of process upon FW Ltd.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                     Foster Wheeler Ltd.

                                     By /s/ Lisa Fries Gardner
                                        ----------------------------------------
                                        Name:  Lisa Fries Gardner
                                        Title: Vice President and Secretary


                                     Foster Wheeler LLC

                                     By /s/ Robert Iseman
                                        ----------------------------------------
                                        Name:  Robert Iseman
                                        Title: Vice President

                                     Lehman Brothers Inc.
                                     Banc of America Securities LLC
                                     First Union Securities, Inc.

                                     By: Lehman Brothers Inc.

                                     By /s/  Steve Hellman
                                        ----------------------------------------
                                        Name:  Steve Hellman
                                        Title: Authorized Representative

                                                                     Exhibit A


             Form of Selling Securityholder Notice and Questionnaire



                                      A-1